Exhibit 10.09

Geneviève ÉCHINARD
Claude SÉGAUT
Anne-Gaël PARRY-AVRIL
NOTARY PARTNERSHIP
16, rue de Lorraine
21200 BEAUNE

IN THE YEAR TWO THOUSAND FOUR,

on the seventh of May,

the undersigned Ms. Geneviève ÉCHINARD, Esq., notary partner in the professional partnership of “Geneviève ÉCHINARD and Claude SÉGAUT,” a licensed notary public firm in BEAUNE (Department of Côte-d’Or) at 16, rue de Lorraine,

RECEIVED the present original deed at the request of the parties named below that contains: BANK LOAN.

IDENTIFICATION OF THE PARTIES

For the sake of simplicity, in the following deed:

• the “LENDER” shall signify the BANK named below,

• the “BORROWER” shall signify the borrower or borrowers that, if there are more than one, shall always act jointly,

• the “PROPERTY” shall sigify the real estate properties and rights provided as colateral.

That said, in consideration of the foregoing, the parties have entered into the agreement set forth herein.

Lender

BNP PARIBAS S.A., with capital of €1,807,231,208.00,(1) legally domiciled in PARIS 09 (9th District) at 16, boulevard des Italiens, registered under SIREN number 662 042 449 in the Corporate Registry of Paris,

Represented by:

Ms. Laurence GEORG, Notary Clerk, legally domiciled in BEAUNE (Department of Côte-d’Or) at 16, rue de Lorraine,

by virtue of the powers that have been vested in her by Mr. Frédéric FOUSSAT and Mr. Christian BERTHOUZE, in accordance with the private deed signed and dated in DIJON on March 3, 2004, attached as an appendix hereinafter, where Mr. FOUSSAT and Mr. BERTHOUZE are officially authorized to exercise all powers of substitution under the terms of a power of attorney dated December 4, 2003,

hereinafter called the “LENDER.”

(1) In this document, € means “euros” (EUR).

Borrower

The company named ÉTABLISSEMENTS BOURGOGNE ET GRASSET,(2) a simplified joint-stock company with capital of €8,000,000.00, legally headquartered in SAVIGNY-LÈS-BEAUNE (Department of Côte-d’Or), Industrial Park of BEAUNE-SAVIGNY in Champagne, registered under SIREN number 515 720 647 in the Corporate Registry of BEAUNE, said Company represented by:

Ms. Anne-Gaël PARRY-AVRIL, Assistant Notary, legally domiciled in BEAUNE (Department of Côte-d’Or) at 16, rue de Lorraine,

acting by virtue of the powers vested in her by Mr. Rémi NICOLAS, Administrative and Financial Director, legally domiciled at the headquarters of the company ÉTABLISSEMENTS BOURGOGNE ET GRASSET, pursuant to the power of attorney dated in BEAUNE on May 3, 2004, attached to a deed received by Ms. ÉCHINARD, Esq., this day, where Mr. NICOLAS himself is acting by virtue of the powers vested in him by Mr. Gérard CHARLIER residing in PARIS (6) at 6, rue Mezière, pursuant to the power of attorney dated in BEAUNE on April 14, 2004, attached to a deed received by Ms. ÉCHINARD, Esq., this day, where Mr. CHARLIER himself is acting in his capacity as president of said Company and is exercising all powers for the purpose of these presents by virtue of the articles of incorporation,

hereafter in the body of the deed called the “BORROWER.”

The following has been set forth and agreed:

At the request of the Borrower, the Bank grants it a CODEVI(3) RESOURCES LOAN in the amount of 350,000 French francs (three hundred fifty thousand euros(4)), hereinafter called the LOAN, subject to the specific and general conditions below:

LOAN BY BNP PARIBAS

The “LENDER” grants to the “BORROWER,” who accepts a loan in the amount of THREE HUNDRED FIFTY THOUSAND EUROS (€350,000.00) for purposes of finanacing the expansion of an existing building located in SAVIGNY-LÈS-BEAUNE in the Industrial Park of BEAUNE-SAVIGNY, to wit:

• a CODEVI RESOURCES LOAN of THREE HUNDRED FIFTY THOUSAND EUROS (€350,000.00) with a repayment term of 84 months not including the period of use, repayable in 84 monthly installments, each in the amount of FOUR THOUSAND SEVEN HUNDRED NINETEEN EUROS AND NINETY-ONE CENTS (€4,719.91), at a rate of 3.60% per year, the first installment due on June 7, 2004 and the last on May 7, 2011.

SECTION I — SPECIFIC CONDITIONS

CHARACTERISTICS OF THE LOAN

AMOUNT AND TERM OF THE LOAN:

Amount of the loan: €350,000 (three hundred fifty thousand euros)

Term of the loan: 84 months (not including period of use)

OBJECT OF THE LOAN:

To finance an investment program according to the information and supporting documentation communicated beforehand to the Bank (expansion of an existing building located in 212000 BEAUNE, Industrial Park of BEAUNE-SAVIGNY).

(2) Literally “Bourgogne and Grasset Companies.”

(3) Compte pour le développement industriel, “Industrial Development Account.”

(4) Translator’s Note: the use of “francs” and “euros” in this sentence is identical to the use in the source document.

LOAN-TO-VALUE RATIOS:

100% of the pretax amount of the investment financed by means of the loan.

FORMS OF FULFILLMENT OF LOAN:

Subject to the provisions of the Section “Conditions of use of the loan[”] below, the Bank will fulfill the loan per written instructions from the Borrower and, on his behalf, by means of an electronic transfer direct-debited from a special account and credited to the current account of the borrower on its books.

Proof of fulfillment of the Loan and of its repayment will be made by written notification from the Bank.

The foregoing provisions as well as those below provided for under the section “Conditions of use of the loan” only constitute obligations for which the Borrower is liable, which obligations may be waived if the Bank consents to this without the Bank incurring any liability whatsoever toward anyone whatsoever, especially regarding any guarantee that cannot be invoked as a defense to escape its obligation.

CONDITIONS OF USE OF THE LOAN

The Borrower will be able to demand use of the loan only:

• after having obtained a top-level mortgage registration on the real estate property or properties listed below and after having proved via a real estate financial statement that shows that the said real estate property or properties is or are not the object of any sequestration or seizure, and after being free from any registered lien, or mortgage

• after putting in order guarantees in priority order if applicable and other obligations that are listed below under the paragraph “Guarantees” of specific conditions,

• after having provided proof to the Bank that the operation has been executed by means of the latter’s personnel up to the percentage listed in the paragraph “Loan-to-value ratios,” pursuant to the legal and regulatory provisions as applicable,

• after having submitted the invoice or invoices relating to the foregoing financed investments upon request by the bank.

LOAN GUARANTEES

• Conventional top-priority mortgage on a real estate property belonging to the borrower located in the Industrial Park of BEAUNE-SAVIGNY in 21200 BEAUNE.

FILING FEES

•  €450.00 (before tax), due and paid (including all taxes) on the date that these presents are signed to the open account in the name of the Borrower on the books of the Bank.

FINANCIAL CONDITIONS

INTEREST

Fixed rate of 3.60% per year for the entire duration of the Loan.

REPAYMENT

Period of use

The period of use will have a maximum term of 6 months starting from these presents and will end on the date of the last use of the loan without it being necessary to reach the end of the period.

If the loan is not completely fulfilled at the latest by the end of the period of use defined above, it will be reduced to the amount used, except for any extension of this period granted by the bank.

During this period, the borrower will be liable for interest deducted following the numerical method of 360 days per year with a month of 30 days, at the rate indicated above on the amount actually borrowed. This interest will be paid for the first time on the last work day of the month during which the first use will have taken place and then, starting from this date every month, on the last work day at the end of each period.

The determination of the amounts due for this period will be accomplished on the final date of use.

Redemption period

Starting from the end of the period of use, the loan will be repayable in 84 equal monthly payments of €4,719.91, each including a part of the principal as well as the interest calculated at the aforesaid fixed rate on the outstanding amount due after each due date, and deducted following the numerical method of 360 days per year with a month of 30 days.

The first payment will be made one month to the day after the end of the period of use, which will define the date of the other payments. A repayment table that includes the repayment schedule will be provided to the borrower by the bank.

EFFECTIVE BLANKET RATE

In order to satisfy the provisions of Sections L-313.1 ff. of the Consumer Code, the parties specify for unique use of the Loan on the effective date of these presents, for example, that the Effective Blanket Rate of the Loan increases every year on the effective date of these presents by 3.841%, starting with a monthly actuarial rate of 0.320% and calculated following the proportional method.

MOBILIZATION

The Bank reserves the right to mobilize funds resulting from the Loan under the conditions provided for in Sections L.313-36 through L.313-41 of the Monetary and Financial Code (old Sections 25 ff. of Ordinance No. 67-838 of September 28, 1967).

METHOD AND PLACE OF PAYMENT

When the due date for an amount has arrived, the Borrower authorizes the Bank to debit the amount necessary to settle the payable amounts on behalf of the Borrower from the account or accounts then on its books. The present Loan is excluded from any current account agreement.

All payments to be made by virtue of these presents will take place at the BEAUNE branch of the Bank, whose address in BEAUNE is at 26, place Carnot.

GUARANTEES

MORTGAGE ALLOCATION

Under the assurance and guarantee of repayment of the CODEVI RESOURCES LOAN and of the payment of all interest, commissions, fees, and ancillary costs due on said loan, i.e. the amount of THREE HUNDRED FIFTY THOUSAND EUROS (€350,000.00) of principal, and generally under the guarantee of fulfillment of all obligations that may arise for the BORROWER of the present deed,

the said BORROWER ALLOCATES AND MORTGAGES, with regard to BNP PARIBAS, as has been accepted by its representative, the real estate defined below, as it exists and all it includes, with all its outbuildings, all immovable property, all structures, expansions, and improvements that may be made thereto without any exception or reserve.

DEFINITION OF THE GUARANTEED PROPERTIES

Definition of the property

Buildings for industrial use (workshops, offices, and land) located in SAVIGNY-LÈS-BEAUNE (Department of Côte-d’Or), Industrial Park of BEAUNE-SAVIGNY, listed in the land registry under the following references:

Section AV Number 47 at 39, ROUTE DE BEAUNE with an area of 0 ha. 30 a. 62 ca.,

Section AV Number 58 at 41, ROUTE DE BEAUNE with an area of 0 ha. 25 a. 35 ca.,

Section AV Number 96 at 37, ROUTE DE BEAUNE with an area of 0 ha. 02 a. 18 ca.,

Section AV Number 113 at 37, ROUTE DE BEAUNE with an area of 0 ha. 34 a. 05 ca.,

Section AV Number 114 at 37, ROUTE DE BEAUNE with an area of 0 ha. 05 a. 60 ca.

To the extent that the said property exists, continues, and has all its easements and appurtenances without any exception or reserve.

Registration references

In view of the application of the effect relative to registration in the land registry and pursuant to Article 32-2 of Decree No. 55 1350 of October 14, 1955, the parties specify that the real estate defined above belongs to the borrower, to wit:

Number AV 47:

• Deed received by Mr. LUSSIGNY, Esq., notary in BEAUNE, on April 20, 1988, registered with the mortgage registry of BEAUNE on June 7, 1988, volume 6632, number 5.

Number AV 58:

• Deed received by Mr. THOMAS CROLET, notary in CHAGNY, on October 15, 1996, registered with the mortgage registry of BEAUNE on November 5, 1996, volume 1996 P, number 4659.

Number AV 96 and number AV 113:

• Deed received by Ms. ÉCHINARD, Esq., notary partner in BEAUNE, on this day, which will be registered with the mortgage registry of BEAUNE prior to or simultaneously with these presents.

Number AV 114:

• Deed received by Mr. THONY, Esq., notary in BESANÇON, on July 27, 1992, registered with the mortgage registry of BEAUNE on September 9, 1992, and on November 13, 1992, volume 1992 P, number 3631, having been the subject of a corrected certification registered on November 13, 1992, volume 1992 P, number 4502.

HISTORY OF THE PROPERTY

The properties defined above belong to the company ÉTABLISSEMENTS BOURGOGNE ET GRASSET, to wit:

Number AV 47:

For the asset acquired from Mr. Michel GAUDILLÈRE, divorced husband of Ms. Jeanne GIRAL, residing in BEAUNE (Department of Côte-d’Or) at 6, place au Beurre, the deed having been received by Mr. LUSSIGNY, Esq., notary in BEAUNE, on April 20, 1988, this acquisition took place for the principal price of ƒ300,000(5) paid in cash and is documented in the deed by means of a loan granted by Société Lyonnaise de Banque.(6)

(5) In this document, ƒ means “French francs” (FRF).

(6) Literally, “Lyons Bank Corporation.”

A copy of this deed was registered with the registry of mortgages of BEAUNE on June 7, 1988, volume 6632, number 5.

Previously, it belonged to Mr. GAUDILLÈRE as an asset which was acquired along with a larger plot from SYNDICAT MIXTE D’AMÉNAGEMENT DE LA RÉGION BEAUNOISE(7) (SYMAB), legally domiciled in BEAUNE, City Hall, this deed having been received by Mr. LUSSIGNY, Esq., on February 19, 1976.

This acquisition took place for a price paid in cash and documented in the deed.

Prior to this, the plot belonged to SYMAB by virtue of an expropriation order for public use issued by Mr. DOUVRELEUR, presiding judge of the Court of Expropriation, dated September 19, 1968, after completing the formalities required by law and pursuant to an order by the Prefect of the Department of Côte-d’Or, dated May 30, 1968, to develop a BEAUNE-SAVIGNY industrial park, from Mr. Édouard Alfred KRUCH, printer, and Ms. Marie-Berthe GEBHART, his wife, residing together in SÉLESTAT (Department of Bas-Rhin) on rue d’Orchwille.

This order was published pursuant to the law, notice thereof was given to Mr. and Mrs. KRUCH by registered letter with return receipt dated October 16, 1968, and registered with the registry of mortgages of BEAUNE on January 22, 1969, volume 4004, number 9.

This deed having been received by Mr. LUSSIGNY, Esq., on February 20, 1969, Mr. and Mrs. KRUCH declared that they would comply with the expropriation order and consented in aid of SYMAB and of Société Bourguignonne d’Équipement Urbain SAEM,(8) legally domiciled in DIJON, at the mayor’s office, in support of which the parcels were declared assignable under the terms of the expropriation order, of all abandonments and removals of property, on condition that the conditions are fulfilled and compensation is paid.

The compensation for expropriation was set at the amount of 594,000 francs, of which 297,000 francs were paid in cash by Société Bourguignonne d’Équipement Urbain, and 148,500 francs that had been stipulated payable on May 31, 1969, were paid by the same Company on June 20, 1969, everything as indicated in the bookkeeping of Mr. LUSSIGNY, Esq.

With regard to the latter fraction of 148,500 francs, it was stipulated payable on September 30, 1969, in the Offices of Mr. LUSSIGNY, Esq.

With regard to this deed, Mr. CARRIER, acting in his capacity as president of SYMAB, declared that he would cede the entirety of the property that had been the object of the expropriation and of the foregoing compliance back to Société Bourguignonne d’Équipement Urbain, as well as the entirety of the payments made or to be made under this transaction that must be made by Société Bourguignonne d’Équipement Urbain, which subsequently became the sole proprietor of the entirety of the real estate at issue.

This act of compliance containing the retrocession was recorded but was not the object of any registration with the registry of mortgages.

• And according to the deed received by Mr. LUSSIGNY, Esq. on September 26, 1969, subsequent to different modifications made in the construction projects in the industrial park, Société Bourguignonne d’Équipement Urbain and SYMAB declared that they would purely and simply terminate the retrocession stipulated in the deed of February 20, 1969, such that the expropriation order undertaken for the benefit of SYMAB remains valid and that the entirety of the property becomes the property of SYMAB again.

This new retrocession was granted under all conditions of the expropriation order, and SYMAB personally assumed the liability for the last payment date due to Mr. and Mrs. KRUCH.

Like the preceding deed, this deed was recorded but was not the object of any registration with the registry of mortgages of BEAUNE.

(7) Literally, “Joint Development Association of the Beaune Region.”

(8) Literally, “Burgundy Urban Public Works Public-Private Limited Liability Company.”

The last fraction of 148,000 francs of the expropriation compensation, which was due on September 30, 1969, was paid to Mr. and Mrs. KRUCH on October 21, 1969.

Number AV 58:

For the asset acquired from the company SCI VINISA, legally domiciled in BEAUNE in the BEAUNE-SAVIGNY Industrial Park, the deed having been received by Mr. THOMAS CROLET, Esq., notary in CHAGNY, along with Ms. ÉCHINARD, Esq., notary partner in BEAUNE, on October 15, 1996.

This acquisition took place for the principal price of ƒ550,000 paid in cash and documented in the deed.

A copy of this deed was registered with the registry of mortgages of BEAUNE on November 5, 1996, volume 1996 P, number 4659.

Previously, it belonged to SCI VINISA subsequent to the acquisition that it had made under the terms of a deed received by Mr. LAMY, Esq., notary in CHAGNY, on January 31, 1985, from the company MAISONS PHÉNIX S.A., legally domiciled in PARIS (8th District) at 5–7 avenue Percier.

A copy of this deed was registered with the registry of mortgages of BEAUNE on April 9, 1985, volume 6193, number 3.

Prior to that

The parties expressly waived the requirement that the undersigned Notary list the prior ownership, declaring that they want to refer to the information contained in the deeds analyzed above.

Number AV 96 and Number AV 113:

For the assets acquired from the company SICOMAX in the context of a building lease loan agreement granted by the company BATICAL, the deed having been received by Ms. ÉCHINARD, Esq., notary partner in BEAUNE, on this day, for a price paid in cash and documented in the deed.

A copy of this deed will be registered with the registry of mortgages of BEAUNE prior to or simultaneously with these presents.

Previously,

it belonged to SICOMAX subsequent to the investment that had been made in it by the company BATICENTREST S.A.S.,(9) with capital of ƒ378,353,600 or €57,679,634, legally domiciled in PARIS (8th District) at 29, rue Monceau, the deed having been privately signed in PARIS on May 23, 2001, approved on July 10, 2001, filed in the records of Mr. JACQUIN, Esq., notary in PARIS, the deed of July 26, 2001 having been registered with the registry of mortgages of BEAUNE.

Prior to that, it belonged to BATICENTREST subsequent to the investment made in it by the company BATICAL Société Immobilière pour le Commerce et l’Industrie S.A.,(10) legally headquartered in NANCY (Department of Meurthe-et-Moselle) at 109, boulevard d’Haussonville, the deed having been privately signed in PARIS on December 14, 2000, approved on December 14, 2000, filed in the records of Ms. Dorothée BONTOUX, Esq., notary in PARIS, on April 6, 2001, registered with the registry of mortgages of BEAUNE on May 18, 2001, volume 2001 P, number 2442.

Prior again to that, it belonged to BATICAL, to wit:

• The parcel surveyed and registered as Section AV Number 113:

This parcel is the result of the division of the parcel surveyed and registered as Section AV Number 97, previously surveyed and registered as A Number 733, the latter resulting from the division of the parcel surveyed and registered as Section A Number 622.

(9) Simplified joint-stock corporation.

(10) Literally “BATICAL Real Commercial and Industrial Property Simplified Joint-Stock Corporation.”

Subsequent to the acquisition from Syndicat Mixte d’Aménagement de la Région Beaunoise (SYMAB) when it was surveyed and registered under Section A Number 622, under the terms of a deed received by Mr. PRÉLOT, Esq., notary in BEAUNE, on February 13, 1978, registered with the registry of mortgages of BEAUNE on February 21, 1978, volume 5073, number 11.

• The parcel surveyed and registered as Section AV Number 96:

Subsequent to a deed of exchange between it and the company LA GRANDE CHAMPAGNE when it was surveyed and registered under Section A Number 730 under the terms of a deed received by Mr. SÉGAUT, Esq., notary in BEAUNE, and Mr. THONY, notary in BESANÇON, on December 13, 18, and 29, 1989, registered with the registry of mortgages of BEAUNE on February 27 and April 12, 1990, volume 1990 P, number 854, having been the object of a corrected certification registered on April 12, 1990, volume 1990 P, number 1521.

Prior again to that

The parties expressly waive the requirement that the undersigned notary list here the prior ownership of the property, declaring that they want to refer to that which is contained in the deeds analyzed above.

Number AV 114:

For the asset acquired from the company BATICAL-SICOMI, legally domiciled in NANCY at 109, boulevard d’Haussonville, the deed having been received by Mr. THONY, Esq., notary in BESANÇON, on July 27, 1992.

This acquisition took place for the principal price of ƒ14,240.80 paid in cash and documented in the deed.

A copy of this deed was registered with the registry of mortgages of BEAUNE on September 9, 1992, and on November 13, 1992, volume 1992 P, number 3631, having been the object of a corrected certification registered on November 13, 1992, volume 1992 P, number 4502.

Prior to that, it belonged to the company BATICAL, to wit:

• One part subsequent to the acquisition from Syndicat Mixte d’Aménagement de la Région Beaunoise (SYMAB) under the terms of a deed received by Mr. PRÉLOT, notary in BEAUNE, on February 13, 1978, registered with the registry of mortgages of BEAUNE on February 21, 1978, volume 5073, number 11.

• One part subsequent to a certificate of exchange between it and the company LA GRANDE CHAMPAGNE under the terms of a deed received by Mr. SÉGAUT, notary in BEAUNE, and Mr. THONY, notary in BESANÇON, on December 31, 18, and 29, 1989, registered with the registry of mortgages of BEAUNE on February 27 and April 12, 1990, volume 1990 P, number 864, having been the object of a corrected certification registered on April 12, 1990, volume 1990 P, number 1521.

Prior again to that

The parties expressly waive the requirement that the undersigned notary list here the prior ownership of the property, declaring that they will to refer to that which is contained in the deeds analyzed above.

REGISTRATIONS

Term of registrations

By express agreement between the parties and pursuant to Section 2154 of the Civil Code, a conventional mortgage registration to be applicable by virtue of these presents for the benefit of the LENDER will be in force until the expiration of a period of two years starting from the final payment date of the loan, to wit:

Conventional mortgage registration

as security for the CODEVI RESOURCES LOAN for an amount of THREE HUNDRED FIFTY THOUSAND EUROS (€350,000.00).

In effect until May 7, 2013.

INSURANCE

Fire insurance

The “BORROWER” must insure the building that is the object of the loan, as well as any other building offered as collateral, against fire for an amount at least equal to their value with an officially authorized Company.

To this end, the borrower specifies that the properties have been insured, to wit:

COMPANY	ZURICH
Office	HENRY 22, rue Gandelot 21200 BEAUNE

Policy number	08597100 Z

SECTION II — GENERAL CONDITIONS

ARTICLE – BORROWER DECLARATIONS

On the date of these presents, the borrower declares and guarantees:

• that it is an officially incorporated company, that it has the authority to legitimately conclude the present agreement and to fulfill all obligations that arise therefrom, specifically that its signature, and if applicable the signature of the guarantors, were duly authorized in the legally and/or statutorily required manner.

• that the commitments arising from these presents, if applicable from the assurances pertaining thereto, do not conflict in any way with any obligation, any contractual provision, any regulation, or other [obligation] that may be applicable thereto or that may encumber it.

• that the financial documents submitted to the bank for the needs of these presents are exact, that they were drawn up following the best accounting practices in France and that they provide a faithful picture of its assets, its liabilities, and its earnings for each tax year.

• that there has been no event, specifically of a legal, financial, or commercial nature that, as of the closing date of its last tax year, is likely to have a disadvantageous effect with regard to its business activity, its property, its economic situation, or its profitability and that was not brought to the attention of the bank prior to the conclusion of these presents.

• that no instance, action, trial, or administrative procedure is under way or, to the best of its knowledge, is not on the verge of being initiated, to prohibit or impede the signature or fulfillment of these presents or that may have significant disadvantageous consequences on its business activity, its assets, or on its financial situation.

• that its assets have been legitimately insured for a value at least equal to their reconstruction and/or replacement cost with an insurance company known to be solvent.

• that it is up to date in its payments with regard to its salaried employees, tax administration, social security, and child allowances.

ARTICLE – NOTIFICATIONS TO BE MADE TO THE BANK

For the entire duration of the fulfillment of these presents, the borrower will have to:

• submit to the bank, as soon as they have been drawn up and no later than three months from the close of each tax year, the certified copies of its annual financial statements, profit and loss statements, as well as all documents required by law or by applicable regulation, accompanied by the reports by the external auditors.

• submit to the bank, no later than three months from the close of each tax year, the copy of its tax packages, certified by its manager,

• address to the bank, as soon as they have been drawn up, the minutes of its ordinary and/or extraordinary meetings, as well as all documents relating to its future management plans.

• inform the bank within a maximum period of fifteen calendar days from the constituent event, of all legal actions that involve it as well as of any event which may diminish the economic or legal value of the guarantees that it has been or will be possible to give the bank or to significantly affect the value of its property or increase the size of its liabilities toward third parties or to otherwise seriously affect its ability to repay the loan,

• to communicate to the bank, upon first request by it, all information regarding its economic, accounting, financial, or legal situation that the bank may reasonably demand,

• to inform the bank of all projects relating to a significant change in its shareholders, specifically resulting in giving control to a new Company or a new group,

• to inform the bank immediately of any facts, events, or circumstances which may constitute any one of the cases listed above under the section “Anticipated liabilities.”

ARTICLE – BORROWER OBLIGATIONS

Inasmuch as the Borrower will be liable as a debtor by virtue of these presents, it will not be possible without at least prior written approval by the Bank:

• to dispose of, mortgage, remit for payment of the debt, lease, or assign all or part of its real property to a third party,

• to dispose of, remit to collateral, or leave to management any commercial funds or the material dependent thereon, where this prohibition implies, with regard to the new material likely to be dependent on the funds, a prohibition on remission to collateral under terms of Sections L-525.1 ff. of the New Commercial Code,

• to contract the debts whose cumulative liabilities together with its current loans may risk exceeding its ability to repay,

• to do anything whatsoever that may change the value of all properties used as security, if applicable to change their nature or their purpose, or to rent them out. However, in the event the Bank has given authorization to rent them out, the Borrower is prohibited from granting any receipt or cession of rent not due unless this relates to rent paid in advance, based on usage, as charged for the last three or sixth months of use, all of the foregoing being subject to the application of the penalties in the section “Anticipated liabilities.”

ARTICLE – ADDITIONAL OBLIGATIONS OF THE BORROWER

Similarly, for the entire duration of the fulfillment of these presents, the borrower is obligated, without having received the prior agreement from the bank:

• not to surrender all or part of its assets except in the context of its normal ongoing management,

• not to carry out transactions of any type whatsoever with companies or enterprises that are under its control as defined by Section L 233-3 of the Commercial Code (previous Section 355-1 of the Act of July 24, 1966), which have not been fulfilled under the normal conditions of a contract.

ARTICLE – PREPAYMENT

The Borrower may prepay the present Loan in whole or in part at any time, and a partial prepayment will have to be at least equal to 10% of the initial amount of the loan unless it does not relate to its outstanding balance, and subject to advance notice of one month by registered letter with return receipt to the branch of the Bank where the present Loan is handled.

The Bank will thus collect a payable amount on the day that the prepayment takes effect corresponding to two months of interest per remaining year  of the loan at the date of prepayment, calculated at the original contract rate on the amount of said prepayment.

As jointly agreed, this amount will be determined based on the following formula:

(m / 12) × (i / 12) × 2 × RA

where m = the number of remaining months at the date of prepayment where i = the annual interest rate on the original loan (if applicable, including group insurance)

where RA = the outstanding principal due on the date of prepayment if this is a total prepayment or if the amount prepaid constitutes a partial prepayment.

A minimum amount collected is set at €320.00.

Any prepayment will be considered to be final and cannot be applied to new uses. Furthermore, any partial prepayment will be deducted from the most distant due date.

ARTICLE – ANTICIPATED LIABILITIES

The entirety of the amounts due in principal, interest, fees, and ancillary fees for these presents will become payable immediately, and it will not be possible make any other claims from the bank in case of legal liquidation, cessation of business activity by the borrower, as well as in all cases of forfeiture of the term provided for by law.

Similarly, no use can be reclaimed from the Bank and/or the Bank can call in the Loan early, fifteen days after notification of the Borrower by registered letter with return receipt without need for any legal formality in any one of the following cases:

• in case of nonpayment of any payable amount by the due date,

• in case of seriously reprehensible behavior by the Borrower, for example in the event that its situation proves to be irreparably compromised as defined by Section L.313-12 of the Monetary and Financial Code,

• in the event that any one of the declarations made by the Borrower under the terms of these presents or any written certification by an authorized representative of the Borrower for the purposes of these presents is revealed to have been inaccurate at the time it was made or reiterated or ceases to be accurate at a substantive point in time,

• in case of merger, split, out-of-court liquidation or dissolution of the Borrower,

• in the event that the Borrower’s enterprise is assigned in the context of out-of-court or collective proceedings,

• in the event that the legal status of the Borrower or its business purpose changes, or if it moves its legal domicile outside of metropolitan(11) France, without the agreement of the Bank,

• in the event that the interest and commissions on the Loan become subject to a levy or a tax of any kind to which they are not currently subject, unless the Borrower pays this tax such that there is nothing for the Bank to incur with regard to this,

• if payment of an amount due by the Borrower to any entity whatsoever is not made on time, specifically payment of contributions, taxes, social insurance contributions, and others and that may incur obviously harmful consequences on the proper repayment of the Loan,

(11) The expression “metropolitan France” refers to all integral territories of France, including all overseas departments.

• in the event that the nature, capacity, or property of the Borrower, as well as its legal, financial, industrial, or commercial structure are substantively changed without express approval by the Bank,

• in case of an imposition of a fine on the Borrower or on one of the Guarantors, declared to the Bank of France,

• in case of noncompliance, fraudulent declaration, or nonfulfillment by the Borrower, by one of the Guarantors, or by any other guarantor concerning any obligation incumbent on them under the terms of the present deed or under any guarantee or amendment that is a result  or consequence thereof,

• in the event that, for any reason whatsoever, the Bank is unable to legitimately register the conventional mortgage on each of the properties defined above as agreed to above, without any constraint,

• in case of seizure, out-of-court or court-ordered sale, or transfer of property in any manner whatsoever, regardless of the building or of any one of the properties mortgaged above, as well as in case of total or partial destruction of the said properties by fire.

The amounts that have thereby become payable as well as any amount that has not been paid on its normal or prepayment date and all fees and outlays that will be advanced by the Bank under the present Loan will all incur interest calculated at the initially applicable rate of the Loan, increasing by 3% per year.

This stipulation cannot prejudice the current liabilities that have arisen and, as a result, cannot be considered to constitute an agreement to delay the payment. The interest will be compounded if it is due for a whole year, pursuant to Section 1154 of the Civil Code.

ARTICLE – INSURANCE OF THE MORTGAGED PROPERTY OR PROPERTIES

To the extent that the borrower is a debtor by virtue of these presents, the above buildings as well as the immovable property used as collateral must be insured against all insurable risk of destruction for an amount equal to their reconstruction value or their replacement cost or their monetary value.

This amount must be increased if the bank so requests, specifically to avoid risks that may result from applying the proportional rule. If there is no agreement, the amount will be determined by experts.

The borrower is obligated for the duration of these presents to provide annual proof to the bank of the existence of such insurance as well as of the payment of the premiums or contributions pertaining thereto and to notify the latter in the event that the policy insuring these physical elements is cancelled.

If these various obligations are not fulfilled, the bank may, at its discretion, either insure the mortgaged properties itself up to the established amount with one or several companies of its choosing at the expense of the borrower or take action against the latter as described in the section “Anticipated liability.”

Notice of these presents will be provided to the insurance company by registered letter with return receipt for purposes of opposition as provided in paragraph 2 of Section L 121-13 of the Insurance Code by the editing notary.

In his or her capacity as a preferred creditor pursuant to the provisions of paragraph 1 of Section L 121-13 cited above, the bank will enjoy the rights of the borrower regarding insurance-related indemnities with respect to this insurance company.

In the event of total or partial damage, the amounts due from the company under the terms of the aforesaid policy will as of now be awarded to the bank, which will be able to collect them without the help and without the presence of the borrower up to its debt in terms of principal, interest, fees, and ancillary fees, based on the evaluation it presents.

If the bank has collected too much, the borrower will have recourse against it, but it will not have any recourse against the company that has been legitimately released by the payments rendered under the conditions provided for above.

ARTICLE – COMMUNICATION

All notifications, communications, or requests that must be made in fulfillment of these presents must be made by mail.

Under certain circumstances and on express request by the borrower, the bank may accept communications or requests made by telephone, telex, or fax on condition that they are confirmed by mail.

All communications or requests that must be made and all documents that must be delivered by one of the parties to the other in fulfillment of these presents will be made and delivered:

• concerning the borrower, to: the company ÉTABLISSEMENTS BOURGOGNE ET GRASSET, address ZI(12) BEAUNE-SAVIGNY / 21420 SAVIGNY-LÈS-BEAUNE,

• concerning the bank, to: BNP PARIBAS Agence(13) BEAUNE 26, place Carnot 21200 BEAUNE.

ARTICLE – MISCELLANEOUS FEES AND DUES THAT ARE THE RESPONSIBILITY OF THE BORROWER

The Borrower will incur all fees, rights (rights of registration, stamp fees, etc.) and professional fees relating to the present deed as well as to the arrangements of the guarantees, if applicable, and to their renewal, and to providing information to the creditors, if applicable, and, in general, to all individuals or entities that are related to the present deed or that are the result or consequence thereof, including all advances for registration fees for established guarantees, as well as the remunerations and fees that may be due for changes that may be made to these presents.

Furthermore, all dues or taxes of any kind, present or future, on the interest or principal amounts that may be due by the Borrower will be its responsibility, including those for which the Bank is the lawful debtor.

In the event that the Bank provides a court order or allotment to recover its claim, it will have the right to a fixed indemnity set at 3% on the amount claimed.

ARTICLE - ALLOCATION OF PAYMENTS

By expressed convention, it is agreed and  accepted by the Borrower that any partial payment will be charged in order of priority against expenses and secondary costs, then against allowances, then againsgt post-maturity interest, then comissions, then against conventional interest, lastly against the principal.

ARTICLE – GUARANTEES – NOVATION

The guarantees granted do not in any way whatsoever prejudice the rights and actions of the Bank, and they cannot in any way whatsoever affect the nature and scope of all obligations and all real or personal guarantees that have been or will be provided or contracted either by the Borrower or by any third parties, but they are in addition to these.

ARTICLE – CESSION, TRANSFER OF RIGHTS

The borrower may not cede or transfer any right or obligation that results from these presents without the prior written approval of the bank.

The bank may cede or transfer all or part of its rights and obligations with regard to the present agreement to any bank or credit institution of its choice.

ARTICLE – EXERCISE OF RIGHTS – RENUNCIATION

All rights conferred upon the Bank or upon the Borrower by these presents or by any other document delivered in fulfillment or as a result of these presents, such as rights arising under law, are cumulative and may be exercised at any time.

The fact that the Bank or the Borrower has not exercised a right or delays in exercising it can never be considered to be a renunciation of this right, and the exercise of a any one right or its partial exercise cannot impede the Bank or the Borrower from exercising it again or in the future or from exercising any other right.

ARTICLE – INFORMATIONAL PRIVACY AND RIGHTS – AUTHORIZATION TO COMMUNICATE INFORMATION

It is obligatory that personal information collected in the present deed be provided. It will be the subject of outside communications only for purposes of management necessities or to satisfy legal or regulatory

(12) Zone industrielle, “Industrial Park.”

(13) “Branch.”

obligations. They may give rise to the exercise of rights for access and correction under the conditions of Act No. 78-17 of January 6, 1978, relating to Data Processing, Computer Files, and Rights, by letter addressed to Centre de Relation Clients(14) BNP PARIBAS GSC OFFRCA 1 75540 PARIS CÉDÉX 09.

The Borrower as well as the Guarantor, if applicable, expressly authorize the Bank to communicate information concerning them to service providers involved in the handling of transactions relating to these presents, specifically to all third parties responsible for recovery or to any company of the BNP PARIBAS group in the event that resources are shared with mutual security companies or financial guarantee or refinancing institutions that are involved in this transaction, as well as with their directly authorized representatives to which these institutions may have recourse, specifically to monitor and collect the loan that is the object of these presents. Furthermore, they may be used for commercial bids.

FEES

All fees, dues, and professional fees of these presents and their effects, including the cost of executory copies for the “LENDER,” and, if applicable, the cost for all registration renewals, will be paid for and covered by the “BORROWER,” which is thus obligated.

POWERS

In order to carry out the formalities of property registration, the parties, each acting in their common interest, assign all necessary powers to any clerk of the notary office specified at the start of these presents for the purpose of drawing up and signing all additional or corrected deeds so as to bring the present deed into conformity with the mortgage, land registry, or public records documents.

CHOICE OF LEGAL DOMICILE

To fulfill these presents and their effects, the following legal domiciles have been chosen:

• for the BORROWER: its legal domicile,

• for the LENDER: its branch in BEAUNE.

The parties expressly grant competence to the court in the jurisdiction in which the branch that is managing the transaction is located.

Especially with regard to the formalities of property registration and others and the return of the documents, the parties choose the legal domicile at the notary office of the undersigned notary.

IN WITNESS WHEREOF

Including:

• Pages: 14

• References: 0

• White marked out: 0

• Whole line marked out: 0

• Deleted numbers: 0

• Deleted words: 0

And after these presents have been read, the parties certified, each with regard to that which involves it, the declarations included in the present deed to be accurate, and the undersigned notary then gathered the signatures of the parties and signed him or herself.

DONE in the office of the undersigned notary, on the aforesaid day in the aforesaid month in the aforesaid year.

	[signature]	[signature]	REGISTRATION FEE PAID: €75.00

[signature]

(14) “Customer Relations Center.”

POWER OF ATTORNEY

(Signature of Loan Documents)

BNP PARIBAS S.A. with capital of €1,790,347,678, legally domiciled in Paris at 16, boulevard des Italiens, registered in the Commercial and Corporate Registry of Paris under number B 662 042 449, said Banque Nationale de Paris (BNP) represented by:

Mr. Frédéric FOUSSAT     and     Mr. Christian BERTHOUZE

duly authorized for this purpose, with the power of substitution, under the terms of a power of attorney dated

December 4, 2003,

hereby establishes by means these presents in favor of its authorized representative, Ms. GEORG, notary clerk to whom it gives authority, in its favor and on its behalf:

To agree to a deed that will shortly be signed before:

Appended to the record of a deed received by the undersigned notary partner on May 7, 2004.
Ms. ÉCHINARD, Esq.
Notary
16, rue de Lorraine
21200 BEAUNE

under the terms of which:	SOCIÉTÉ BOURGOGNE ET GRASSET	[signature]
ZI BEAUNE-SAVIGNY
21420 SAVIGNY-LÈS-BEAUNE

acknowledge(s) that they are (it is) a debtor of BNP PARIBAS for an amount of:

€350,000.00 (three hundred fifty thousand euros)

whose purpose it is to finance:

To set all clauses and conditions, especially those relating to the repayment and the remuneration of the loan.

To provide and request all proofs, to request and accept all movable and immovable guarantees, especially all mortgage allocations, all securities for all business, all top-level lender priorities, all subrogations in the seller’s priority, to consent to any cession of precedence, to accept any stipulation of preference.

To call for the fulfillment of all formalities, to endorse and sign all deeds, registries, and documents of any time, to choose legal domicile, and to generally do that which is necessary.

Done at DIJON, March 3, 2004

Signed

Mr. Frédéric FOUSSAT	Mr. Christian BERTHOUZE

[signature]	[signature]
(ST 704)

BNP PARIBAS S.A., with capital of €1,806,343,230 – Headquarters: 16, boulevard des Italiens / 75009 Paris

Registered under no. 662 042 449 Registry of Corporations of Paris – CE Identifier FR 76662042449 • 3615 BNP PARIBAS • www.bnpparibas.com

REPAYMENT PLAN

BRANCH: BEAUNE

26, place Carnot
21200 BEAUNE	00412 00413
ÉTABLISSEMENTS
Tel.: 0 820 82 00 01	BOURGOGNE ET GRASSET
Fax: 03 80 25 04 45
BEAUNE-SAVIGNY
INDUSTRIAL PARK
Headquarters
Branch BEAUNE (00413)	21200 BEAUNE

Account: 00413 00060561671

May 18, 2004

Subject: Reallocation of your loan, outstanding term: 84 MONTHS

LOAN CHARACTERISTICS

CODEVI RESOURCES LOAN	LOAN AMOUNT:	350,000.00	EUR	MONTHLY AMORTIZATION
CURRENT NOMINAL RATE: 3.600%	DEBT DUE:	350,000.00	EUR	AT END OF PERIOD
	EQUIVALENT IN FRF (1):	2,295,849.50	FRF
RATE TYPE: FIXED RATE	OUTSTANDING TERM:	84 MONTHS

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JUN 2004	4,719.91	1,050.00	0.00	3,669.91	0.00	348,330.09	348,330.09
7 JUL 2004	4,719.91	1,038.98	0.00	3,680.92	0.00	342,649.17	342,649.17
7 AUG 2004	4,719.91	1,027.95	0.00	3,691.96	0.00	338,957.21	338,957.21
7 AUG 2004	4,719.91	1,016.87	0.00	3,703.04	0.00	335,254.17	335,254.17
7 OCT 2004	4,719.91	1,005.76	0.00	3,714.15	0.00	331,540.02	331,540.02
7 NOV 2004	4,719.91	994.62	0.00	3,725.29	0.00	327,814.73	321,814.73
7 DEC 2004	4,719.91	963.44	0.00	3,736.47	0.00	324,078.25	324,078.25

ANNUAL FINANCE CHARGES IN EUROS							7,117.63
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							46,688.59

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JAN 2005	4,719.91	972.23	0.00	3,747.68	0.00	320,330.58	320,330.58
7 FEB 2005	4,719.91	960.99	0.00	3,758.92	0.00	316,571.68	316,571.68
7 MAR 2005	4,719.91	949.71	0.00	3,770.20	0.00	312,801.46	312,801.46
7 APR 2005	4,719.91	938.40	0.00	3,781.51	0.00	309,019.95	309,019.95

(1) For information purposes, based on ƒ6.55957 francs per €1.

0801269	GCEP1

BNP PARIBAS S.A., with capital of €1,806,343,230 – Headquarters: 16, boulevard des Italiens / 75009 Paris

Registered under no. 662 042 449 Registry of Corporations of Paris – CE Identifier FR 76662042449 • 3615 BNP PARIBAS • www.bnpparibas.com

1

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 MAY 2005	4,719.91	927.06	0.00	3,792.85	0.00	305,227.10	305,227.10
7 JUN 2005	4,719.91	915.68	0,00	3,804.23	0.00	301.422,87	301,422.87
7 JUL 2005	4,719.91	904.27	0.00	3,815.84	0.00	297,607.23	297,607.23
7 AUG 2005	4,719.91	892.82	0.00	3,827.09	0.00	293,780.14	293,780.14
7 SEP 2005	4,719.91	881.34	0.00	3,838.57	0.00	289,941.57	280,941.57
7 OCT 2005	4,719.91	868.82	0.00	3,850.08	0.00	286,091.48	286,091.48
7 NOV 2005	4,719.91	858.27	0.00	3,801.64	0.00	282,229.84	282,229.84
7 DEC 2005	4,719.91	846.69	0.00	3,873.22	0.00	278,356.62	278,356.62

ANNUAL FINANCE CHARGES IN EUROS							10,917.28
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							71,612.66

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JAN 2006	4,719.91	835.07	0.00	3,884.84	0.00	274,471.78	274,471.78
7 FEB 2006	4,719.91	823.42	0.00	3,896.49	0.00	270,575.29	270,575.29
7 MAR 2006	4,719.91	811.73	0.00	3,908.18	0,00	266,667.11	266,667.11
7 APR 2006	4,719.91	800.00	0.00	3,919.91	0.00	262,747.20	262,747.20
7 MAY 2006	4,719.91	788.24	0.00	3,931.67	0.00	258,815.53	258,815.53
7 JUN 2006	4,719.91	776.45	0.00	3,943.46	0.00	254,872.07	254,872.07
7 JUL 2006	4,719.91	764.62	0.00	3,955.29	0.00	250,916.78	250,916,78
7 AUG 2006	4,719.91	752.75	0,00	3,967.16	0.00	246,949.62	246,949.62
7 SEP 2006	4,719.91	740.65	0.00	3,979.06	0.00	242,970.56	242,970.56
7 OCT 2006	4,719,91	728.91	0.00	3,991.00	0.00	238,979.56	238,979.56
7 NOV 2006	4,719.91	716.94	0.00	4,002.97	0.00	234,976.59	234,976.59
7 DEC 2006	4,719.91	704.93	0,00	4,014.98	0.00	230,961.61	230,961.61

ANNUAL FINANCE CHARGES IN EUROS							9,243.91
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							50,535.07

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JAN 2007	4,719.91	692.65	0.00	4,027.03	0.00	226,934.58	226,934.58
7 FEB 2007	4,719.91	680.80	0.00	4,039.11	0.00	222,895.47	222,895.47
7 MAR 2007	4,719.91	668.69	0.00	4,051.22	0.00	218,844.25	218,844.25

(1) For information purposes, based on ƒ6.55957 francs per €1.

2

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 APR 2007	4,719.91	856.53	0.00	4,063.38	0,00	214,780.87	214,780.87
7 MAY 2007	4,719.91	644.54	0.00	4,075.57	0.00	210,705.30	210,705.30
7 JUN 2007	4,719.91	632.12	0.00	4,087.79	0.00	206,617.51	206,617.51
7 JUL 2007	4,719.91	619.85	0.00	4,100.06	0.00	202,517.45	202,517.45
7 AUG 2007	4,719.91	607.55	0.00	4,112.36	0.00	190,405.09	196,405.09
7 SEP2007	4,719.91	595.22	0.00	4,124.69	0,00	194,280.40	194,280.40
7 OCT 2007	4,719.91	582.84	0.00	4,137.07	0.00	190,143.33	190,143.30
7 NOV 2007	4,719.91	570.43	0.00	4,149.48	0.00	185,993.85	185,993.85
7 DEC 2007	4,719.91	557.98	0.00	4,161.93	0.00	181,891.92	181,831.92

ANNUAL FINANCE CHARGES IN EUROS							7,509.23
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							49,257.32

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JAN 2008	4,719.91	545.50	0.00	4,174.41	0.00	177,657.51	177,657.51
7 FEB 2008	4,719.91	532.97	0.00	4,186.94	0.00	173,470.57	173,470.57
7 MAR 2008	4,719.91	520.41	0.00	4,199.50	0.00	169,271.07	169,271.07
7 APR 2008	4,719.91	507.81	0.00	4,212.10	0.00	165,058.97	155,058.97
7 MAY 2008	4,719.91	495.18	0.00	4,224.73	0.00	160,834.24	160,834.24
7 JUN 2008	4,719.91	482.50	0.00	4,237.41	0.00	156,596.83	156,596.83
7 JUL 2008	4,719.91	469.79	0.00	4,250.12	0.00	152,346.71	152,346.71
7 AUG 2008	4,719.91	457.04	0.00	4,252.87	0.00	148,083.64	148,083.64
7 SEP 2008	4,719.91	444.25	0.00	4,275.66	0.00	143,808.18	143,808.18
7 OCT 2008	4,719.91	431.42	0.00	4,288.49	0.00	139,519.69	139,519.69
7 NOV 2008	4,719.91	416.56	0.00	4,301.35	0.00	135,218.34	135,218.34
7 DEC 2008	4,719.91	405.66	0.00	4,314.25	0.00	130,904.09	130,904.09

ANNUAL FINANCE CHARGES IN EUROS							5,711.09
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							37,452.29

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JAN 2009	4,719.91	392,71	0,00	4,327.20	0.00	126,576.89	126,576.89
7 FEB 2009	4,719.91	379.73	0.00	4,340.18	0.00	122,236.71	122,236.71

(1) For information purposes, based on ƒ6.55957 francs per €1.

3

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 MAR 2009	4,719.91	366.71	0.00	4,353.20	0.00	117,883.51	117,883.51
7 APR 2009	4,719.91	353.65	0.00	4,366.26	0.00	113,517.25	113,517.25
7 MAY 2009	4,719.91	340.55	0.00	4,379.36	0.00	109,137.89	109,137.89
7 JUN 2009	4,719.91	327.41	0.00	4,392.50	0.00	104,745.39	104,745.39
7 JUL 2009	4,719.91	314.24	0.00	4,405.67	0.00	100,339.72	100,339.72
7 AUG 2009	4,719.91	301.02	0.00	4,418.89	0.00	95,920.83	95,920.83
7 SEP 2009	4,719.91	287.76	0.00	4,432.15	0.00	91,488.68	91,488.68
7 OCT 2009	4,719.91	274.47	0.00	4,445.44	0.00	87,043.24	87,043.24
7 NOV 2009	4,719.91	261.13	0.00	4,456.78	0.00	82,584.48	82,584.48
7 DEC 2009	4,719.91	247.75	0.00	4,472.16	0.00	78,112.30	78,112.30

ANNUAL FINANCE CHARGES IN EUROS							3,847.13
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							25,235.52

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JAN 2010	4,719.91	234.34	0.00	4,485.57	0.00	73,626.73	73,626.73
7 FEB 2010	4,719.91	220.68	0.00	4,499.03	0.00	69,127.70	69,127.70
7 MAR 2010	4,719.91	207.38	0.00	4,512.53	0.00	64,615.17	64,615.17
7 APR 2010	4,719.91	193.85	0.00	4,526.06	0.00	60,089.11	60,089.11
7 MAY 2010	4,719.91	180.27	0.00	4,539.64	0.00	55,549.47	55,549.47
7 JUN 2010	4,719.91	166.65	0.00	4,553.26	0.00	50,996.21	50,996.21
7 JUL 2010	4,719.91	152.99	0.00	4,566.92	0.00	46,429.29	46,429.29
7 AUG 2010	4,719.91	139.29	0.00	4,580.62	0.00	41,848.67	41,848.67
7 SEP 2010	4,719.91	125.55	0.00	4,584.30	0.00	37,254.31	37,254.31
7 OCT 2010	4,719.91	111.76	0.00	4,606.15	0.00	32,646.16	32,646.16
7 NOV 2010	4,719.91	97.94	0.00	4,621.97	0.00	28,024.19	28,024.19
7 DEC 2010	4,719.91	84.07	0.00	4,635.84	0.00	23,388.35	23,388.35

ANNUAL FINANCE CHARGES IN EUROS							1,914.97
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							12,581.38

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 JAN 2011	4,719.91	70.17	0.00	4,649.74	0.00	18,738.61	18,738.61

(1) For information purposes, based on ƒ6.55957 francs per €1.

4

DATE	DEDUCTION AMOUNT	INTEREST	INSURANCE	DEBT RECOVERED	CHARGES REPORTED	REMAINING CAPITAL OF	BANK LIABILITY

7 FEB 2011	4,719.91	56.22	0.00	4,663.69	0.00	14,074.92	14,074.92
7 MAR 2011	4,719.91	42.22	0.00	4,677.69	0.00	9,397.23	9,397.23
7 APR 2011	4,719.91	28.19	0.00	4,691.72	0.00	4,705.51	4,705.51
7 MAY 2011	4,719.91	14.40	0.00	4,705.51	0.00	0.00	0.00

ANNUAL FINANCE CHARGES IN EUROS							211.20
FOR INFORMATION, EQUIVALENT IN FRANCS (1)							1,385.38

(1) For information purposes, based on ƒ6.55957 francs per €1.

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